EXHIBIT 10.44


 Description of Operation of the Senior Management Incentive Plan
 (Fiscal 2005), the Management Incentive Compensation Plan (Fiscal
     2005) and the Long-Term Incentive Plan (Fiscal 2004-2005
                        Performance Shares)


The Senior Management Incentive Plan (SMIP) and the Management Incentive Compensation Plan (MIP) of The Reader's Digest Association, Inc. each provide to members of Reader's Digest management the opportunity to earn annual incentive awards in the form of cash bonuses. The SMIP covers executive officers whose compensation may be subject to the deductibility limits of section 162(m) of the Internal Revenue Code of 1986, which includes the named executive officers identified in Reader's Digest's proxy statement dated October 4, 2004. The MIP covers other employees, including other executive officers of Reader's Digest.

The following describes the operation of the SMIP and the MIP with respect to annual incentive awards relating to fiscal 2005 performance, as approved by the Compensation and Nominating
Committee of the Board of Directors of Reader's Digest.

An aggregate annual incentive pool will be funded under the SMIP and the MIP based on Reader's Digest's performance in excess of a threshold fiscal 2005 consolidated operating income goal, which was approved by the Committee during the first quarter of fiscal 2005. Each participant's target award is a percentage of the participant's salary range midpoint and the percentage varies by grade level. The target annual incentive pool is the sum of all of the participants' target awards and the maximum annual incentive pool is equal to 200% of the participants' target awards. Each participant may earn an award up to 200% of the participant's incentive target, subject to the total amount of the aggregate incentive pool.

The Chief Executive Officer's annual incentive payment is based 100% on Reader's Digest's performance, as determined by the Board of Directors, against the fiscal 2005 consolidated operating income goal. The pool available for distribution to the other named executive officers is based on Reader's Digest's performance, as determined by the Committee, against the fiscal 2005 consolidated operating income goal. The annual incentive payments of the named executive officers who head business units or staff functions are based on individual performance and take into account the overall performance of Reader's Digest and the business unit or staff function, as appropriate.

Performance goals under the SMIP and MIP may be adjusted by the Committee or the Board to exclude or include unusual matters such as the impact of extraordinary or special items and accounting changes.


The following describes the operation of performance shares awarded under the Reader's Digest's 2002 Key Employee Long Term Incentive Plan (the "LTIP") by the Committee for the fiscal 2004-2005 two-year performance cycle. The Committee determined the number of performance shares awarded to each participant at the beginning of the performance cycle. Each performance share is equal in value (as determined under the LTIP) to a share of Reader's Digest Common Stock at the time of the award. The number of performance shares earned is based on the extent to which the performance goals established by the Committee at the beginning of the performance cycle are achieved. The awards are paid in cash based on the value of Reader's Digest Common Stock (as determined under the LTIP) at the end of the performance cycle.

The named executive officers and other executive officers received performance shares for the fiscal 2004-2005 performance cycle. The extent to which 2004-2005 performance shares will be earned is based on Reader's Digest's average annual achievement of the consolidated operating income goal for each fiscal year of the two-year performance cycle. The Chief Executive Officer's award payment will be based 60% on Reader's Digest's two-year average annual achievement of the operating income goals mentioned above and 40% on the Board of Director's assessment of Reader's Digest's overall performance results. The other named executive officers and other executive officers' award payments will be based 60% on Reader's Digest's two-year average annual achievement of the operating income goals mentioned above and 40% on the Chief Executive Officer's assessment of the business unit or staff function's performance against the pertinent financial and strategic goals established by the Chief Executive Officer for the performance cycle, as well as individual contributions to the achievement of those goals.

Performance goals under the LTIP may be adjusted by the Committee or the Board to exclude or include unusual matters such as the impact of extraordinary or special items and accounting changes.